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                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant. The consolidated financial data presented with this Registration Statement includes Avatech Solutions, Inc., a holding company, and the following wholly-owned (direct or indirect) subsidiaries:

                       AVATECH SOLUTIONS SUBSIDIARY, INC.

                       TECHNICAL LEARNINGWARE COMPANY, INC

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